UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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STONEBRIDGE FUNDS TRUST

Proxy Reminder

Special Meeting of Shareholders February 15, 2013

Dear Shareholder:

You recently received proxy materials regarding your investment in the Stonebridge Funds Trust for a Special Shareholders Meeting to be held on February 15, 2013. As indicated in the proxy materials, the proposal to be voted on relates to a reorganization of your Fund with a newly-created series of Financial Investors Trust. The Board of Trustees of your Fund has recommended that you vote FOR this proposal for several reasons, but most importantly because the proposed reorganization reflects an effort to substantially reduce your Fund’s expenses.

According to our latest records, we have not received your proxy vote for this Special Meeting. Your vote is important, no matter how many shares you own.

Voting is quick and easy!

Please vote today by calling 1-855-520-7709.

•	Speak to a Proxy Specialist by calling the toll-free number above. Representatives are available Monday through Friday, 9:00 a.m. to 6:00 p.m. and Saturday, 10:00 a.m. to 6:00 p.m. Eastern time.

•	Vote your proxy via the Internet. Just log on to www.eproxyvote.com/stonebridge and have the enclosed proxy card at hand. Follow the instructions provided on the website.

•	Vote via touch-tone phone by dialing 1-866-977-7699 and have the enclosed proxy card at hand.

•	Cast your vote by mail. Sign, date and vote your proxy card and enclose it in the postage paid envelope provided in this package, allowing sufficient time for receipt by us by February 15, 2013.

Your vote is very important! Your immediate response will help avoid potential delays and additional expenses associated with soliciting shareholder votes.

Sincerely,

Stonebridge Funds Trust